SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                            ROCK OF AGES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

       -------------------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:

       -------------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       -------------------------------------------------------------------------

    4) Proposed maximum aggregate value of transaction:

       -------------------------------------------------------------------------

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

       -------------------------------------------------------------------------

    2) Form, Schedule or Registration Statement No.:

       -------------------------------------------------------------------------

    3) Filing Party:

       -------------------------------------------------------------------------

    4) Date Filed:

       -------------------------------------------------------------------------

                         [ROCK OF AGES CORPORATION LOGO]

                            ROCK OF AGES CORPORATION
                              772 GRANITEVILLE ROAD
                           GRANITEVILLE, VERMONT 05654

                                                     May 18, 1998

To our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of Rock of Ages Corporation, to be held at 560 Graniteville Road, Graniteville, Vermont on Friday, June 26, 1998 at 9:00 a.m., Vermont time.

     We encourage you to read the enclosed Notice of Annual Meeting and Proxy Statement, which contains information about the Board of Directors and its committees, as well as the enclosed 1997 Annual Report.

     After the business items of the meeting are completed, a group of our officers will make presentations and be available to answer your questions about our growth strategy and our quarrying, manufacturing and retailing operations. This will be followed by lunch and tours of our quarries and manufacturing plants. We want you to learn about your company, and to see for yourself what our people do, the products we make and our facilities.

     We hope to meet you at the meeting. But it is important that your shares are represented, regardless of whether you are able to attend personally. Accordingly, you are requested to sign, date and mail promptly the enclosed proxy card(s) in the envelope provided.


                                            Sincerely,

                                            /s/ Kurt M. Swenson

                                            Kurt M. Swenson
                                            Chairman, President and
                                            Chief Executive Officer

                            ROCK OF AGES CORPORATION

                              772 Graniteville Road
                           Graniteville, Vermont 05654

                               ------------------

             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

                                  JUNE 26, 1998

                               ------------------

To the Stockholders of
Rock of Ages Corporation:

     Notice is hereby given that the Annual Meeting of the stockholders of Rock of Ages Corporation will be held at 560 Graniteville Road, Graniteville, Vermont, on Friday, June 26, 1998 at 9:00 a.m., Vermont time, for the following purposes:

     1. To elect three Class I Directors, each for a three-year term expiring at the annual meeting of stockholders in 2001, and until their respective successors are duly elected and qualified.

     2. To ratify the selection of KPMG Peat Marwick LLP as the Company's independent auditors for the 1998 fiscal year.

     3. To transact any other business that may properly come before the meeting or any adjournment thereof.

     The close of business on May 12, 1998 has been fixed as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

     It is desirable that the stock of the Company should be represented as fully as possible at the Annual Meeting. Please sign, date and return the accompanying proxy card(s) in the enclosed envelope, which requires no postage if mailed in the United States. Please note that separate proxy cards have been provided for the Company's Class A Common Stock and Class B Common Stock. If you are a holder of both classes of stock, please sign, date and return both proxy cards so that all of your shares may be voted. If you attend the Annual Meeting, you may vote in person, if you wish, whether or not you have sent in your proxy card(s).


                                       By Order of The Board of Directors




                                       John R. Monson
                                       Secretary

                            ROCK OF AGES CORPORATION

                                 PROXY STATEMENT


                                  SOLICITATION

     This Proxy Statement is furnished in connection with the solicitation, by and on behalf of the Board of Directors (the "Board") of Rock of Ages Corporation, a Delaware corporation (the "Company"), of proxies (each a "Proxy", and collectively "Proxies") to be used in voting at the Company's 1998 Annual Meeting of stockholders (the "Meeting"), and at any adjournments thereof. The Meeting will be held at 560 Graniteville Road, Graniteville, Vermont, on Friday, June 26, 1998 at 9:00 a.m., Vermont time, or at such other time and place to which the Meeting may be adjourned. The principal executive offices of the Company are located at 772 Graniteville Road, Graniteville, Vermont 05654.

     All expenses of this solicitation will be borne by the Company, including the cost of preparing and mailing this Proxy Statement and the reimbursement of brokerage firms, banks and other nominees for their reasonable expenses in forwarding proxy material to beneficial owners of the Company's stock. The Company has retained The Financial Relations Board, Inc. and Beacon Hill Partners Inc. to assist in the solicitation of proxies. They will be paid an aggregate fee for their services estimated to be $3,500, and will be reimbursed for their out-of-pocket expenses. In addition to solicitation by mail, certain directors, officers and regular employees of the Company may solicit Proxies by telephone or otherwise.

     This Proxy Statement, the accompanying Proxy and the Company's 1997 Annual Report are being first mailed to stockholders of the Company on or about May 22, 1998.

                        RECORD DATE AND VOTING SECURITIES

     Only holders of record of the Class A Common Stock, par value $.01 per share of the Company (the "Class A Common Stock"), and Class B Common Stock, par value $.01 per share of the Company (the "Class B Common Stock", and, together with the Class A Common Stock, the "Common Stock"), at the close of business on May 12, 1998, the record date for the Meeting, are entitled to notice of and to vote at the Meeting. On that date, the Company had outstanding (i) 3,884,735 shares of Class A Common Stock, each of which is entitled to one vote, or a total of 3,884,735 votes, and (ii) 3,487,957 shares of Class B Common Stock, each of which is entitled to ten votes, or a total of 34,879,570 votes. Accordingly, at the close of business on May 12, 1998, 7,288,598 shares of Common Stock were outstanding, representing a total of 38,764,305 votes.

     The presence at the Meeting, in person or by proxy, of the holders of a majority of the total voting power of the issued and outstanding shares of Class A Common Stock and Class B Common Stock is necessary to constitute a quorum to transact business. In the absence of a quorum at the Meeting, the Meeting may be adjourned from time to time without notice, other than announcement at the Meeting, until a quorum shall be formed. If a quorum is present at the Meeting, the Class I directors will be elected by a plurality of the votes cast at the Meeting. Ratification of the selection of KPMG Peat Marwick LLP as the Company's independent auditors for the 1998 fiscal year will require the affirmative vote of the holders of Common Stock representing a majority of the voting power of the shares of Common Stock present or represented by Proxies at the Meeting.

     All duly executed Proxies received prior to the Meeting will be voted in accordance with the directions specified thereon. As to any matter for which no direction has been specified in a duly executed Proxy, the shares represented thereby will be voted for the election of each of the nominees for Class I director specified herein, for the proposal to ratify the selection of KPMG Peat Marwick LLP as the Company's independent auditors for the 1998 fiscal year and in the discretion of the persons named in the Proxy in connection with any other business that may properly come before the Meeting. A stockholder giving a Proxy may revoke it at any time before it is voted at the Meeting by filing with the Secretary of the Company an instrument revoking it, or by signing and delivering to the Secretary of the Company a Proxy bearing a later date, or by voting in person at the Meeting.

                              ELECTION OF DIRECTORS

General

     The Board currently consists of nine members. In accordance with the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), the members of the Board are divided into three classes, designated Class I, Class II and Class III, respectively, and are elected for a term of office expiring at the third succeeding annual stockholders' meeting following their election to office and until their successors are duly elected and qualified. The Certificate of Incorporation also provides that each such class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board. The term of office of the Class I directors expires at the Meeting. The Class II and Class III directors are serving terms that expire at the annual meeting of stockholders in 1999 and 2000, respectively.

     Mark A. Gherardi, James L. Fox and Charles M. Waite, the Class I directors whose terms are expiring at the Meeting, have been nominated by the Board for re-election at the Meeting for a three-year term of office expiring at the annual meeting of stockholders in 2001 and until their successors are duly elected and qualified. Proxies may be voted for three directors.

     In April 1998, Peter A. Friberg and Jon M. Gregory, each of whom had been a Class I director, resigned from the Board. Concurrently, Messrs. Fox and Waite resigned as Class II and Class III directors, respectively, and were elected Class I directors by the Board to fill the two vacancies in Class I directorships, and the size of the Board was reduced to nine.

     The resignations of Messrs. Friberg and Gregory reflect the Board's intention to increase the proportion of non-employee directors on the Board, and to reduce the overall size of the Board. As a result of these resignations and the actions described above, the Board now consists of nine members, with three directors in each class.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR CLASS I DIRECTORS. UNLESS OTHERWISE DIRECTED IN THE ACCOMPANYING PROXY, THE PERSONS NAMED THEREIN WILL VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES AS CLASS I DIRECTORS.

     Stockholders may not cumulate their votes in the election of directors. The three nominees receiving the highest number of affirmative votes will be elected to the Board. Stockholders entitled to vote for the election of directors may withhold authority to vote for any or all nominees for directors. If any nominee becomes unavailable for any reason, then the shares represented by a Proxy will be voted FOR the remainder of the listed nominees and for such other nominees as may be designated by the Board as replacements for those who become unavailable. Discretionary authority to do so is included in the Proxies.

     The following table sets forth the names, ages and position with the Company or its affiliates of the persons who have been nominated for election as Class I directors and the other current directors of the Company.


                 NAME                         AGE                  TITLE
                 ----                         ---                  -----
NOMINEES FOR CLASS I DIRECTOR (FOR
TERM EXPIRING AT 2001 ANNUAL MEETING)

Mark A. Gherardi                              39     Senior Vice President - Barre and Canada
                                                     Manufacturing Operations

James L. Fox(1)                               46     Director

Charles M. Waite(1)                           65     Director

CONTINUING CLASS II DIRECTORS (TERM
EXPIRES AT 1999 ANNUAL MEETING)

George R. Anderson                            58     Senior Vice President, Chief Financial Officer
                                                     and Treasurer

G. Thomas Oglesby, Jr.                        52     Senior Vice President - Keystone & Childs, Inc.

Frederick E. Webster, Jr.(1)                  60     Director

CONTINUING CLASS III DIRECTORS (TERM
EXPIRES AT 2000 ANNUAL MEETING)

John E. Keith                                 50     President - Rock of Ages Memorials, LLC

Richard C. Kimball                            57     President - Memorials Division, Vice Chairman of
                                                     the Board of Directors

Kurt M. Swenson                               53     Chairman, President and Chief Executive Officer

(1) Member of the Audit Committee and the Compensation Committee

     Certain additional information concerning the directors and executive officers of the Company is set forth below.

DIRECTORS

     George R. Anderson has been a Senior Vice President, Chief Financial Officer and a director of the Company since 1984. Mr. Anderson joined the Company in 1969 as the Chief Accountant and subsequently held the positions of Controller and Treasurer. He has been a director of the Barre Granite Association and a trustee of the Granite Group Insurance Trust and the Barre Belt Multi-Employer Pension Plan. Mr. Anderson's current term as a director will expire in 1999.

     James L. Fox is the Chief Operating Officer of First Data Investor Services Group, a division of First Data Corporation, and has been an officer there since 1989. Mr. Fox has been a director of the Company since October 1997 and his current term as a director of the Company will expire at the Meeting.

     Mark A. Gherardi has been Senior Vice President -- Barre and Canada Manufacturing Operations and a director of the Company since 1996. Prior to 1996, Mr. Gherardi held various sales and production positions over a 20-year period with Lawson Granite Company. Mr. Gherardi's current term as a director of the Company will expire at the Meeting.

     John E. Keith became President -- Rock of Ages Memorials, LLC and a director of the Company upon the consummation of the acquisition by the Company in October 1997 (the "Keith Acquisition") of substantially all the assets and liabilities of Keith Monument Co. and its affiliated companies (collectively, "Keith Monument"). Prior to the Keith Acquisition, Mr. Keith had been an owner of and President of Keith Monument since 1989. From 1965 to 1989, Mr. Keith held various officer positions with Keith Monument. Mr. Keith's current term as a director of the Company will expire in 2000.

     Richard C. Kimball has been Vice Chairman of the Board since 1993 and a director of the Company since 1986. Prior to joining the Company, Mr. Kimball served as a director, principal and President of The Bigelow Company, Inc., a strategic planning and investment banking firm from 1972 until 1993. Mr. Kimball's current term as a director of the Company will expire in 2000.

     G. Thomas Oglesby, Jr. became a director of the Company in June 1997 upon the acquisition by the Company (the "Keystone Acquisition") of the successor to Keystone Memorials, Inc. ("Keystone"), and became Senior Vice President - Keystone & Childs, Inc. in October 1997 upon the acquisition by the Company of Childs & Childs Granite Company, Inc. and a related company (collectively, "C&C"). Prior to the Keystone Acquisition, Mr. Oglesby had been President of Keystone since 1982. Mr. Oglesby was a member of the Board and served four separate terms as President of the Elberton Granite Association from 1979 until 1996. He is a director of the American Monument Association and the Manufacturers and Wholesalers Division of the Monument Builders of North America. Mr. Oglesby's current term as a director of the Company will expire in 1999.

     Kurt M. Swenson has been President, Chief Executive Officer and Chairman of the Board of the Company since 1984. Prior to the Company's initial public offering of Class A Common Stock (the "IPO"), Mr. Swenson had been the Chief Executive Officer and a director of Swenson Granite Company, Inc. ("Swenson Granite") since 1974, and currently serves as non-officer Chairman of the Board of Swenson Granite Company, LLC ("Swenson LLC"), a Delaware limited liability company engaged in the granite curb and landscaping business. He is also a director of the American Monument Association, the Funeral and Memorial Information Council, the National Building Granite Quarries Association and Group Polycor International. Mr. Swenson's current term as a director of the Company will expire in 2000.

     Charles M. Waite has been a director of the Company since 1985. Since 1989, Mr. Waite has been managing partner of Chowning Partners, a financial consulting firm that provides consulting services to New England companies. Mr. Waite's current term as a director will expire at the Meeting.

     Frederick E. Webster, Jr., Ph.D. has been a Professor of Management at the Amos Tuck School of Business Administration of Dartmouth College since 1965. He is also a management consultant and lecturer. Dr. Webster serves as a director of Vermont Public Radio and the American Marketing Association. He is also a member of the Corporation of Mary Hitchcock Memorial Hospital. Mr. Webster has been a director since October, 1997 and his current term as a director will expire in 1999.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     Jon M. Gregory has been President -- Quarry Division since 1993, and served as a director of the Company from 1995 until his resignation in April 1998. Since joining the Company in 1975, Mr. Gregory has served in various positions including Senior Vice President -- Memorials Division, Manager of Manufacturing and line production supervisor.

     Peter A. Friberg has been Senior Vice President -- Barre Memorial Sales, of the Company since 1996, and served as a director of the Company from January 1996 until his resignation in April 1998. From 1975 to 1995, Mr. Friberg co-owned and co-managed the Anderson-Friberg Company, a memorial manufacturing company, in Barre, Vermont, serving as President from 1991 to 1995. From 1991 to 1993, Mr. Friberg was President of the Barre Granite Association.

Board Actions; Committees of the Board of Directors

     While the respective boards of directors of the Company's predecessors met numerous times during 1997, after the Company's reincorporation as a Delaware corporation in October 1997 in connection with the IPO, the Board met one time and acted by unanimous written consent approximately nine times in 1997. Each of the directors attended the meeting of the Board and all of the meetings of the committees of the Board on which he served.

     The Board has two standing committees, the Audit Committee and the Compensation Committee. The functions of these committees and the number of meetings held during 1997 are described below.

     The principal function of the Audit Committee, which consists of Messrs. Fox, Waite and Webster, is to endeavor to assure the integrity and adequacy of financial statements issued by the Company. The Audit Committee reviews internal auditing systems and procedures as well as the activities of the public accounting firm performing the external audit. The Audit Committee met once as a committee during 1997.

     The principal function of the Compensation Committee, which consists of Messrs. Fox, Waite and Webster, is to review periodically the suitability of, and to make recommendations to the Board concerning, the remuneration arrangements (including benefits) for the executive officers of the Company. The Compensation Committee also administers, and makes grants of stock based awards under, the Company's 1994 Amended and Restated Stock Plan (the "1994 Plan"). The Compensation Committee met once as a committee during 1997.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table, together with the accompanying text and footnotes, sets forth, as of May 12, 1998, certain information with respect to the beneficial ownership of the Common Stock by (i) each director, (ii) each executive officer, (iii) each beneficial owner of more than 5% of either class of the Company's outstanding Common Stock known to the Company based on Securities and Exchange Commission (the "Commission") filings and other available information and (iv) all directors and executive officers of the Company as a group.



                                                                Shares of Class B               Shares of Class A
                                                                   Common Stock                   Common Stock
                                                                Beneficially Owned             Beneficially Owned
Name and Address of Beneficial Owner(1)                        Number   Percent of Class      Number   Percent of Class
---------------------------------------                      ---------- ----------------    ---------- ----------------
HLM Management Co. Inc.
           222 Berkeley Street
           Boston, MA  02116.............................            --       --              308,100        7.9
American Express Financial Corporation(2)
           IDX Tower 10
           Minneapolis, MN  55440.......................             --       --              300,000        7.7
John Hancock Mutual Life Insurance Company(3)
           Corporate Law Division
           T-55, PO Box 111
           Boston, MA  02117.............................            --       --              229,900        5.9
Missouri Red Quarries, Inc.
           c/o Keystone Granite
           Washington Highway
           Elberta, GA  30635 ...........................       263,441      6.6                   --         --
Kurt M. Swenson(4)+......................................     1,108,489     27.8                   --         --
Kevin C. Swenson(5)......................................     1,023,489     25.7                   --         --
Mark A. Gherardi(6)+.....................................       292,573      7.3                   --         --
G. Thomas Oglesby, Jr.(7)+...............................       263,441      6.6               15,000         *
Robert L. Pope(8)........................................       221,375      5.6                   --         --
Peter A. Friberg (9)+....................................       221,375      5.6                   --         --
Richard C. Kimball (10)+.................................        94,126      2.4                  300         *
John E. Keith (11)+......................................            --       --               93,581        2.4
George R. Anderson(12)+..................................        79,126      2.0                   --         --
Jon M. Gregory(13)+......................................        69,126      1.7                   --         --
Charles M. Waite.........................................        29,126      *                    874         *
James L. Fox(14)+........................................            --       --                6,825         *
Frederick E. Webster, Jr.(15)+...........................            --       --                5,825         *
All directors and executive officers as a group
  (11 persons) ..........................................     2,157,382     54.1              122,405        3.2

---------

+ Executive Officer and/or Director
* Less than 1%

(1) The business address of each director and executive officer of the Company is c/o Rock of Ages Corporation, 772 Graniteville Road, Graniteville, Vermont 05654.

(2) American Express Financial Corporation, a subsidiary of American Express Company, has beneficial ownership of 300,000 shares of Class A Common Stock. Through its parent-subsidiary relationship, American Express Company also has indirect beneficial ownership of the shares owned by American Express Financial Corporation. This information is based on a Schedule 13G/A filed jointly by American Express Financial Corporation and American Express Company with the Commission on April 9, 1998.

(3) According to a Schedule 13G/A filed with the Commission on February 6, 1998 (the "Hancock 13G"), John Hancock Advisers, Inc., an indirect, wholly owned subsidiary of John Hancock Mutual Life Insurance Company, has beneficial ownership of 220,800 shares of Class A Common Stock. Based on information made available to the Company, the Company believes that as of May 12, 1998, such beneficial ownership has increased to 229,900. According to the Hancock 13G, through their parent-subsidiary relationships, John Hancock Subsidiaries, Inc. and The Berkeley Financial Group also have indirect beneficial ownership of the shares owned by John Hancock Advisers, Inc.

(4) Includes 85,000 shares of Class B Common Stock subject to currently exercisable stock options. Kurt M. Swenson is the brother of Kevin C. Swenson.

(5)  Kevin C. Swenson is the brother of Kurt M. Swenson.

(6) Includes 45,000 shares of Class B Common Stock subject to currently exercisable stock options.

(7) The 263,441 shares of Class B Common Stock listed are owned of record by Missouri Red Quarries, Inc. Missouri Red Quarries, Inc. is 100% owned by G. Thomas Oglesby, Jr. who is its President and sole director. The 15,000 shares of Class A Common Stock listed are subject to currently exercisable stock options held by Mr. Oglesby.

(8) Includes 45,000 shares of Class B Common Stock subject to currently exercisable stock options.

(9) Includes 45,000 shares of Class B Common Stock subject to currently exercisable stock options.

(10) Includes 65,000 shares of Class B Common Stock subject to currently exercisable stock options.

(11) Includes 12,500 shares of Class A Common Stock subject to currently exercisable stock options. Also includes 81,081 shares of Class A Common Stock issued to National Memorial Corporation. Mr. Keith is the president and a 50% owner of National Memorial Corporation.

(12) Includes 50,000 shares of Class B Common Stock subject to currently exercisable stock options.

(13) Includes 40,000 shares of Class B Common Stock subject to currently exercisable stock options.

(14) All 6,825 shares of Class A Common Stock listed are subject to currently exercisable stock options.

(15) All 5,825 shares of Class A Common Stock listed are subject to currently exercisable stock options.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Common Stock and other equity securities of the Company to file with the Commission initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Company. Based solely on a review of the copies of such reports furnished to the Company during fiscal year ended December 31, 1997, the Company believes all Section 16(a) filing requirements were satisfied.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table sets forth compensation and certain other information with respect to the Chief Executive Officer of the Company and each of the four other most highly compensated executive officers of the Company (the "Named Executive Officers") for the year ended December 31, 1997.

                           Summary Compensation Table

                                                                                              Long-Term
                                                                                            Compensation
                                                                  Annual Compensation       ------------
                                                                  -------------------        Securities          All Other
                 Name and Principal Position           Year       Salary       Bonus         Options(#)        Compensation(1)
                 ---------------------------           ----       ------       -----        ------------       ---------------
Kurt M. Swenson                                        1997      $310,320     $29,500            -0-               $1,100
  President, Chief Executive Officer,
  Chairman of the Board of Directors

Richard C. Kimball                                     1997      $210,360     $26,500            -0-               $1,100
  President -- Memorials Division,
  Vice Chairman of the Board of Directors

George R. Anderson                                     1997      $161,400     $18,000            -0-               $1,100
  Senior Vice President, Chief
  Financial Officer, Director

Jon M. Gregory                                         1997      $160,440     $13,500            -0-               $1,100
  President -- Quarry Division, Director

Mark A. Gherardi                                       1997      $145,800     $13,500            -0-                $726
  Senior Vice President -- Barre and Canada
  Manufacturing Operations, Director

----------
(1) In each case, represents a matching contribution under the Company's 401K plan.

Stock Option Grants

     No grants of stock options were made during the year ended December 31, 1997 by the Company to the Named Executive Officers.

     The following table sets forth information concerning options to purchase Class B Common Stock held by the Named Executive Officers. The Class B Common Stock is convertible on a share-for-share basis into Class A Common Stock. During 1997, no stock options were exercised by any of the Named Executive Officers. The Company has not granted any stock appreciation rights.

                          Fiscal Year-End Option Values



                                          Number of Securities               Value of Unexercised
                                         Underlying Unexercised              In-The-Money Options
                                      Options at December 31, 1997         at December 31, 1997(1)
                                      -----------------------------      -----------------------------
Name                                  Exercisable     Unexercisable      Exercisable     Unexercisable
----                                  -----------     -------------      -----------     -------------
Kurt M. Swenson                         85,000            27,500         $1,085,700         $342,550
Richard C. Kimball                      65,000            22,500            844,800          284,700
George R. Anderson                      50,000            25,000            641,600          307,400
Jon M. Gregory                          40,000            35,000            497,200          418,300
Mark A. Gherardi                        30,000            45,000            357,300          535,950

(1) These values are calculated using the $15 1/2 per share closing price of the Class A Common Stock on the NASDAQ National Market on December 31, 1997.

Pension Plans

     The Company maintains a qualified pension plan (the "Pension Plan") and non-qualified salary continuation agreements (the "Salary Continuation Agreements") for certain executive officers of the Company. The Company's Pension Plan is noncontributory and provides benefits based upon length of service and final average earnings. Generally, employees age 21 with one year of continuous service are eligible to participate in the Pension Plan. The annual pension benefits shown for the Pension Plan assume a participant attains age 65 during 1998 and retires immediately. The Employee Retirement Income Security Act of 1974 places limitations on the compensation used to calculate pensions and on pensions which may be paid under federal income tax qualified plans, and some of the amounts shown on the following table may exceed the applicable limitations. Such limitations are not currently applicable to the Salary Continuation Agreements.

     The following table shows the total estimated annual retirement benefits payable upon normal retirement under the Pension Plan for the Named Executive Officers at the specified executive remuneration and years of continuous service.

                               Pension Plan Table

Final Average
Compensation                       15 Years   20 Years   25 Years   30 Years   35 Years
------------                       --------   --------   --------   --------   --------
$125,000........................   $ 39,382   $ 52,510   $ 65,637   $ 78,765   $ 78,765
$150,000........................   $ 47,632   $ 63,510   $ 79,387   $ 95,265   $ 95,265
$175,000........................   $ 55,882   $ 74,510   $ 93,137   $111,765   $111,765
$200,000........................   $ 64,132   $ 85,510   $106,887   $128,265   $128,265
$225,000........................   $ 72,382   $ 96,510   $120,637   $144,765   $144,765
$250,000........................   $ 80,632   $107,510   $134,387   $161,265   $161,265
$275,000........................   $ 88,882   $118,510   $148,137   $177,765   $177,765
$300,000........................   $ 97,132   $129,510   $161,887   $194,265   $194,265
$325,000........................   $105,382   $140,510   $175,637   $210,765   $210,765
$350,000........................   $113,632   $151,510   $189,387   $227,265   $227,265

     These calculations are based on the retirement formula in effect as of December 31, 1997, which provides an annual life annuity at age 65 equal to 1.8% of a participant's final five-year average compensation (excluding bonus) plus
 .4% of a participant's final five-year average compensation in excess of social security covered compensation times years of service to a maximum of 30 years. Estimated years of continuous service for each of the Named Executive Officers, as of December 31, 1997 and rounded to the full year, are: Mr. G. Anderson, 29 years; Mr. J. Gregory, 22 years; Mr. M. Gherardi, 17 years; Mr. R. Kimball, 5 years; and Mr. K. Swenson, 14 years.

     In addition, the Company's Salary Continuation Agreements provide for supplemental pension benefits to certain executive officers of the Company, including the Named Executive Officers. The following table sets forth the supplemental pension benefits for the Named Executive Officers under their respective Salary Continuation Agreements.


                                                                                    Annual
                                                                  Total Years     Retirement
                                                 Annual Base       of Service      Benefit
Name                                             Compensation      at Age 65      at Age 65
----                                             ------------     -----------     ----------
M. Gherardi..................................      $145,800            27          $23,620
G. Anderson..................................      $161,400            35          $33,894
R. Kimball...................................      $210,360            12          $25,243
K. Swenson...................................      $310,320            26          $88,752
J. Gregory...................................      $160,440            39          $37,543

     These calculations are based on individual Salary Continuation Agreements, which provide a 100% joint and survivor annuity at age 65 equal to a percentage, ranging from .6% to 1.1%, of a participant's highest annual base compensation times full years of service. The percentage range has been determined by the Board. There is no compensation increases assumed in these calculations.

Compensation Committee Report

Overall Policy

     The Company's compensation of its executives is designed to reflect both corporate performance and individual responsibilities and performance. The Compensation Committee administers the Company's overall compensation strategy in an attempt to relate executive compensation appropriately to the Company's overall growth and success and to an executive's duties, demonstrated abilities and, where appropriate, the performance of the operating division or subsidiary for which the executive is responsible. The objectives of this strategy are to attract and retain the best possible executives, to motivate them to achieve the Company's business goals and to provide a compensation package that recognizes individual contributions as well as overall business results.

     The Compensation Committee determines the compensation of the individuals whose compensation is detailed in this Proxy Statement (including in the Summary Compensation Table) and the Company's other executive officers. In reviewing the individual performance of the Company's executives (other than Kurt M. Swenson, the Company's Chairman, President and Chief Executive Officer), the Compensation Committee consulted, as appropriate, with Kurt M. Swenson.

     The key elements of the Company's executive compensation consist of base salary, annual bonus and stock options. The Compensation Committee's policies with respect to each of these elements, including the bases for the compensation awarded to Kurt M. Swenson, are discussed below. In addition, although the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to the individual, including pension benefits, insurance and other benefits, as well as the specific elements described below.


Base Salaries

     The base salaries of the Company's executives for 1997 was determined in January of 1996 by the Compensation Committee of the Board as constituted prior to October 24, 1997 (the date of consummation of the IPO) namely Kurt M. Swenson, Guy A. Swenson, Jr. and Charles M. Waite (see "Compensation Committee Interlocks and Insider Participation"). In determining such base salaries the Compensation Committee as then comprised considered historical salaries paid by the Company to officers having certain duties and responsibilities and then evaluated the current responsibilities of the position, the scope of the operations under management and the experience of the individual. No adjustments in such base salaries for 1997 (including in the base salary of Kurt M. Swenson) were made by the Compensation Committee as comprised after consummation of the IPO.

     With respect to the base salary of Kurt M. Swenson in 1997, the Compensation Committee as comprised prior to October 24, 1997 (which included Kurt M. Swenson, who participated in the determination of such base salary) took into account the Company's performance and growth, Mr. Swenson's individual leadership and performance as Chief Executive Officer of the Company, the length of Mr. Swenson's service to the Company and his increasing responsibilities in the course of such service.


Annual Bonus

     The Company's executive officers are eligible for an annual cash bonus. In 1998, the Compensation Committee recommended the establishment of a bonus pool for the Company's officers in respect of 1997. Based on this recommendation, the Board of Directors implemented a bonus pool for the Company's officers (other than Kurt M. Swenson) in respect of 1997 in an amount equal to approximately 2% of the Company's 1997 earnings before interest and taxes, subject to elimination or reduction as necessary for the Company to achieve (after giving effect to all bonuses, including bonus amounts paid to Mr. Swenson) a specified minimum 1997 earnings per fully diluted share of Common Stock. Allocation of the bonus pool among the participants therein was determined by the Compensation Committee, which in this regard consulted, as appropriate, with Kurt M. Swenson. Such determination took into account each individual's responsibilities and relative experience, contribution to the

Company's growth and implementation of its strategic plan, including the IPO, and financial performance of the relevant business units with respect to executives with responsibility for such units.

     Mr. Swenson received a bonus for 1997 determined by the Compensation Committee, based on substantially the same factors as described above with respect to allocation of the bonus pool, and which were intended to be commensurate with the bonuses received by the Company's most senior executives under the bonus pool arrangement described above. In addition, in determining Mr. Swenson's bonus, the Compensation Committee considered in particular Mr. Swenson's exceptional performance as the Company's Chief Executive Officer in promoting the long-term strategic growth of the Company during 1997.

Stock Options

     Under the 1994 Plan, stock options may be granted to the Company's executives by the Compensation Committee. In general, the guidelines for the grant and size of stock option awards are based on factors similar to those used to determine base salaries and annual bonus. Stock options are designed to align the interests of executives with those of the Company's stockholders. Stock options are typically granted with an exercise price equal to the market price of the Common Stock on the date of grant and vest over time. This approach is designed to encourage the creation of stockholder value over the long term since the full benefit of such options cannot be realized unless stock price appreciation occurs over time. While certain principals of businesses acquired by the Company in 1997 and who continued as executives of the Company received stock option grants under the 1994 Plan in connection with such acquisitions (see "Certain Relationships and Related Transaction"), no stock option grants were made in 1997 to any of the Named Executive Officers or to other Company executives as part of their compensation package for 1997.


Conclusion

     Through the programs described above, a significant portion of the Company's executive compensation is linked directly to individual and corporate performance. The Compensation Committee intends to continue the policy of linking executive compensation to corporate and individual performance, recognizing that the ups and downs of the business cycle from time to time may result in an imbalance for a particular period.


                                        COMPENSATION COMMITTEE




                                        James L. Fox
                                        Charles M. Waite (Chairman)
                                        Frederick E. Webster, Jr.

Compensation Committee Interlocks and Insider Participation

     During the period from January 1, 1997 to October 24, 1997 (the date of consummation of the IPO), the Compensation Committee of the Board was comprised of Kurt M. Swenson, Guy A. Swenson, Jr. and Charles M. Waite. During his 1997 service on the Compensation Committee, Kurt Swenson was the President and Chief Executive Officer of the Company and Kurt Swenson participated in all compensation decisions, including those related to his own compensation.

Compensation of Directors

     Directors who are not also officers of the Company are paid annual directors' retainers of $5,000, and $250 for each meeting of the Board, including committee meetings. Directors are also eligible for stock option grants under the 1994 Plan.

Employment Agreements

     The Company has an employment agreement with Kurt M. Swenson (the "Swenson Employment Agreement") for retention of his services as President and Chief Executive Officer of the Company. The term of the Swenson Employment Agreement commenced on October 24, 1997, the date of consummation of the IPO (the "Commencement Date"), and continues until the fifth anniversary thereof, provided that on the third and each subsequent anniversary of the Commencement Date such term will automatically be extended for one additional year, unless, not later than ninety days prior to the expiration of the term, the Company or Mr. Swenson gives notice that the term will not be extended. The Swenson Employment Agreement provides for continued payment of salary and benefits over the remainder of the term if Mr. Swenson's employment is terminated by the Company without Cause (as defined in the Swenson Employment Agreement) or as a result of death or disability or by Mr. Swenson for Good Reason (as defined in the Swenson Employment Agreement). The Swenson Employment Agreement also provides for a lump sum payment to Mr. Swenson equal to the sum of (i) accrued but unpaid salary, and a prorated bonus amount equal to the greater of the largest annual bonus paid to Mr. Swenson during the prior three years and the annual bonus payable in respect of the most recently completed fiscal year (the "Highest Annual Bonus"), through the date of termination and (ii) three times the sum of (A) his then annual salary and (B) Highest Annual Bonus, and for continuation of benefits for three years, if Mr. Swenson's employment is terminated by the Company (other than for Cause, death or disability) during the twelve-month period following, or prior to but in connection with, or by Mr. Swenson during the twelve-month period following, a Change in Control (as defined in the Swenson Employment Agreement). In the event of a termination related to a Change in Control, Mr. Swenson may elect in lieu of the lump sum payment described above, to receive in a lump sum or over the then remaining term of the Swenson Employment Agreement, an amount equal to the total amount he would have been entitled to receive if his employment had been terminated by the Company without Cause or by Mr. Swenson for Good Reason. If any payment or distribution by the Company to or for the benefit of Mr. Swenson under the Swenson Employment Agreement would be subject to the excise tax imposed by
Section 4999 of the Code or any interest or penalties are incurred by Mr. Swenson with respect to such excise tax, then Mr. Swenson will generally be entitled to receive an additional payment such that after payment by Mr. Swenson of all taxes, Mr. Swenson retains an amount of the additional payment equal to the excise tax imposed.

     The Company has employment agreements with G. Thomas Oglesby, Jr., George
T. Oglesby, III, Robert Otis Childs, III, John E. Keith and Roy H. Keith, Jr. (such persons the "Acquisition Executives" and such employment agreements with the Acquisition Executives being referred to collectively as the "Acquisition Employment Agreements"). The Acquisition Employment Agreement with Mr. G. Thomas Oglesby, Jr. provides for an initial five-year term commencing on June 27, 1997, and each of the other Acquisition Employment Agreements provides, in effect, for an initial five-year term commencing on October 24, 1997, the date of consummation of the IPO. Pursuant to the Acquisition Employment Agreements,
G. Thomas Oglesby, Jr. and John E. Keith hold the positions listed for such persons under "Election of Directors" and George T. Oglesby, III, Robert Otis Childs, III and Roy H. Keith, Jr., hold the positions of Vice President -- Keystone Division, President -- C&C Division, and Vice President -- Rock of Ages Memorials, LLC, respectively. The Acquisition Employment Agreements provide for benefits of the type generally provided to key executives of the Company, and for continued payment of salary and benefits over the remainder of the term if the Acquisition Executive's employment is terminated by the Company without Cause. The Acquisition Employment Agreements and related undertakings generally prohibit the Acquisition Executives from competing with the Company during the term of employment and for two years thereafter, and contain customary confidentiality provisions in favor of the Company. In addition, the Acquisition Employment Agreements of G. Thomas Oglesby, Jr.

and John E. Keith provide that, so long as they remain employed under their respective Acquisition Employment Agreements, they will be nominated for election to the Board of the Company, subject to certain conditions. The Company also has employment agreements with Richard C. Kimball, George R. Anderson and Jon M. Gregory (such persons, the "Officers" and such employment agreements with the Officers being referred to collectively as the "Officer Employment Agreements"), effective October 24, 1997. Pursuant to the Officer Employment Agreements, the Officers hold the respective positions listed for such persons under "Election of Directors." The Officer Employment Agreements contain substantially the same terms as the Acquisition Employment Agreements, except that they do not include any right to be nominated for election to the Company's Board of Directors.

     In connection with the acquisitions of Lawson Granite Company and the Anderson - Friberg Company, the Company on January 1, 1996 entered into five-year employment agreements (the "Lawson-AFCO Employment Agreements") with Peter Friberg, Albert Gherardi, Jr., Mark Gherardi and Paula Plante providing for the employment of such persons in the respective positions of Senior Vice President - Barre Memorial Sales, Vice President of Facilities Management - Barre, Senior Vice President - Barre and Canada Manufacturing Operations and Office Manager - Barre Manufacturing Facilities. Effective December 31, 1997, Mr. Albert Gherardi, Jr. retired. The Lawson-AFCO Employment Agreements contain substantially the same terms as the Acquisition Employment Agreements except that they provide for certain severance payments upon certain conditions occurring.

                         COMPARATIVE STOCKHOLDER RETURN

     The following graph compares on a cumulative basis the percentage change during the period from October 21, 1997, the date the Class A Common Stock commenced public trading, to December 31, 1997, in the total stockholder return on (i) the Class A Common Stock of the Company, (ii) the Standard & Poor's 500 Stock Price Index, and (iii) a peer group index of the following eight other publicly traded companies: Carriage Services Inc., Equity Corp. International, Hillenbrand Industries, Loewen Group, Inc., Matthews International Corp., Services Corp International, Stewart Enterprises and York Group Inc. (the "Peer Group"). The graph assumes that the value of the investment in the Company's Class A Common Stock and in each index was $100 on October 21, 1997 and that all dividends were reinvested. The returns for each company in the Peer Group are weighted according to its stock market capitalization at the beginning of each period for which a return is indicated.


     COMPARISON OF STOCKHOLDER TOTAL RETURN AMONG ROCK OF AGES CORPORATION,
                  THE S&P 500 INDEX, AND AN INDUSTRY PEER GROUP



[TOTAL RETURN LINE CHART]




[Tabular representation of line chart]


                                                                    COMPARISON OF STOCKHOLDER RETURNS
                                                   -------------------------------------------------------------------
                                                            OCTOBER 21, 1997                 DECEMBER 31, 1997
                                                   -------------------------------------------------------------------
Rock of Ages Corporation.........................                $ 100                            $ 73.37
S&P 500 Index....................................                $ 100                            $ 100.17
Peer Group.......................................                $ 100                            $ 111.38


     The above data is based upon the closing price of the Class A Common Stock on its first trading day, October 21, 1997, of $21-1/8 per share. The initial public offering price for the Class A Common Stock, as shown in the Company's registration statement, was $18.50 per share.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In 1997, the Company effected a reorganization as follows: (i) on August 12, 1997 the reincorporation merger of Rock of Ages Corporation, a Vermont corporation and the immediate predecessor to the Company ("ROA Vermont"), with and into a newly-formed Delaware corporation, with the Company surviving as a Delaware corporation, whereby the Class A Common Stock and Class B Common Stock were created and each outstanding share of common stock of ROA Vermont was converted into one half of a share of Class B Common Stock; (ii) on October 23, 1997, the merger of Swenson Granite with and into the Company, with the Company as the surviving corporation (the "Swenson Merger"), in which Swenson Granite's stockholders received 1,618.123 shares of Class B Common Stock for each share of Swenson Granite capital stock held by them; and (iii) on October 23, 1997, immediately prior to the Swenson Merger, Swenson Granite distributed its curb and landscaping business (essentially all of its operating assets and operating liabilities) to its stockholders (the "Swenson Granite Distribution") through a pro rata distribution of all of the member interests in Swenson LLC, a then newly formed limited liability company. Following the Swenson Granite Distribution and prior to the Swenson Merger, the sole asset of Swenson Granite was its 93% stock interest in the Company and its only liabilities were a $3,340,000 intercompany payable to the Company and a $310,000 note payable described below. The Swenson Merger exchange ratio of 1,618.123 shares of Class B Common Stock for each share of Swenson Granite Common Stock was determined by dividing the number of outstanding shares of the Company held by Swenson Granite at the time of the Swenson Merger by the total number of shares of common stock of Swenson Granite outstanding at such time. In determining this ratio, Swenson Granite and the Company sought to maintain in the Swenson Granite shareholders as a group the same aggregate percentage ownership of the Company as was held by Swenson Granite immediately prior to the Swenson Merger, as well as to preserve the same ownership proportions of such shareholders relative to one another with respect to the Company as they held with respect to Swenson Granite immediately prior to the Swenson Merger. Upon consummation of the Swenson Merger, the shares of the Company held by Swenson Granite were cancelled, the Company forgave an intercompany payable and the Company assumed a note payable. Kurt M. Swenson, the Company's Chairman, President and Chief Executive Officer, and his brother Kevin C. Swenson, own in the aggregate approximately 60.6% of Swenson Granite LLC. Robert Pope, a security holder of more than five percent of the Class B Common Stock of the Company, became President and Chief Executive Officer of Swenson LLC following the Swenson Granite Distribution.

     Prior to the Swenson Granite Distribution, Swenson Granite was a party to certain financing agreements of the Company with CIT Group/Business Credit, Inc. ("CIT") and was a co-maker and/or guarantor of all indebtedness of the Company due to CIT. Upon consummation of the Swenson Granite Distribution and the IPO, Swenson LLC was released by CIT as a party, co-maker and/or guarantor of the Company's indebtedness to CIT, and the Company remained liable with respect thereto. Of the approximately $4.6 million due from Swenson Granite with respect to borrowings by the Company under these credit facilities and advanced by the Company to Swenson Granite, approximately $3.4 million was eliminated in the Swenson Merger as noted above and the balance of approximately $1.3 million was assumed and repaid by Swenson LLC to the Company on December 24, 1997.

     In connection with the Company's acquisition of Lawson Granite Company and Anderson-Friberg Company in December 1995, Swenson Granite was obligated under certain notes and agreements related thereto (the "Lawson-Anderson-Friberg Obligations"). Except for certain employment agreement and other obligations to Robert

F. Pope (the "Pope Obligations"), the Chief Operating Officer of Swenson Granite who, effective upon the Swenson Granite Distribution, became President and Chief Executive Officer of Swenson LLC, none of the Lawson-Anderson-Friberg Obligations, including but not limited to a note payable to Paula Plante in the amount of $310,000, were assumed by Swenson LLC and became direct obligations of the Company as a result of the Swenson Merger. In connection with the Swenson Granite Distribution and the Swenson Merger, the Company agreed to indemnify Swenson LLC with respect to such obligations, other than the Pope Obligations as to which Mr. Pope has released, and Swenson LLC provided an indemnity to, Swenson Granite and the Company.

     Swenson LLC owns two granite quarries, one in Concord, New Hampshire and another in Woodbury, Vermont. Both have been owned by Swenson Granite for more than 40 years. The Company purchases Woodbury granite from Swenson LLC at the same price Swenson LLC charges its landscape manufacturing operations. The Company expects that it will continue to be able to purchase all of the excess output of the Woodbury quarry (beyond that required by Swenson LLC for its curb and landscaping operations) for resale for both memorial and other uses. Because of the proximity of the Woodbury quarry to Barre, Vermont, the Company provides, and expects to continue to provide, certain maintenance services and equipment to the Woodbury quarry. Both the Company and Swenson LLC have the right to terminate these services at any time and the Company has no obligation to purchase or continue to purchase Woodbury granite from Swenson LLC. The Company's sales of Woodbury granite provided by Swenson Granite represented approximately 0.6% of 1997 sales of the Company. The Company believes these arrangements with Swenson LLC are as favorable, or more favorable, than would be available from an unrelated party for comparable granite blocks.

     Effective upon the Swenson Granite Distribution, ongoing pension liabilities under the Pension Plan (which was sponsored jointly by the Company and Swenson Granite) in respect of the employees of Swenson Granite were assumed by Swenson LLC. In connection with the Swenson Granite Distribution, the 401(k) accounts of former Swenson Granite employees who, as of the Swenson Granite Distribution, participated in 401(k) plans jointly sponsored by the Company and Swenson Granite remained, in a plan jointly sponsored by the Company and Swenson LLC since each employee's account is fully funded and vested as each contribution is made.

     Upon consummation of the Swenson Granite Distribution, Kurt M. Swenson, the Company's Chairman and Chief Executive Officer, owned approximately 30% of all outstanding member interests of Swenson LLC. Mr. Kurt M. Swenson, who has served as Chairman of the Board and Chief Executive Officer of Swenson Granite since 1974, resigned as President, Chief Executive Officer of Swenson Granite, effective upon the consummation of the Swenson Granite Distribution. However, Mr. Kurt M. Swenson continues to serve as a non-officer Chairman of the Board of Swenson LLC, but has no involvement with the day to day operations of Swenson LLC. Neither Mr. Kurt M. Swenson nor any other officer of the Company, will receive salary, bonus, expenses or other compensation from Swenson LLC except for any pro rata share of earnings attributable to their ownership interest.

     In connection with the Keystone Acquisition, the Company entered into a Supply and Distribution Agreement with Missouri Red Quarries, Inc., the owner of Keystone immediately prior to the Keystone Acquisition ("Missouri Red"), and G. Thomas Oglesby, Jr., (the "Missouri Red Supply Agreement"), and a Supply and Distribution Agreement with Keystone Granite Company, Inc., an affiliate of Missouri Red ("KGCI"), and Missouri Red (the "Keystone Supply Agreement"), and, together with the Missouri Red Supply Agreement, the "Supply Agreements"). G. Thomas Oglesby, Jr. is the sole owner of Missouri Red and the trustee of a trust for the benefit of his mother and others which hold 100% of KGCI. G. Thomas Oglesby, Jr. is an officer and a director of the Company. The Company believes the terms and conditions of the Supply Agreements are as favorable as would be available from unrelated suppliers. Also in connection with the Keystone Acquisition, the Company agreed to grant, and granted, to G. Thomas Oglesby, Jr. and George T. Oglesby, III, principal owners and officers of Keystone, options under the 1994 Plan to purchase 75,000 shares and 50,000 shares of Class A Common Stock, respectively, at an exercise price per share of $18.50, the initial public offering price per share of the Class A Common Stock.

     In connection with the C&C Acquisition, the Company granted to Robert Otis Childs, III, one of the principal owners of C&C, an option under the 1994 Plan to purchase 75,000 shares of Class A Common Stock at an exercise price per share of $18.50, the initial public offering price per share of the Class A Common Stock.

     In connection with the Keith Acquisition, the Company (i) entered into a five year triple net lease agreement with John E. Keith, who became an officer and director of the Company upon consummation of the Keith Acquisition, and Roy Keith, Jr., the principal owners of Keith Monument, for office buildings and retail locations containing 28,000 square feet at an annual rent of $120,000; and (ii) granted to John E. Keith and Roy Keith, Jr. options under the 1994 Plan to purchase an aggregate of 125,000 shares of Class A Common Stock at an exercise price per share of $18.50, the initial public offering price per share of the Class A Common Stock.

     Upon consummation of the IPO, the Company granted to each of James L. Fox and Frederick E. Webster, Jr., each of whom became non-employee directors of the Company at that time, options under the 1994 Plan to purchase 29,126 shares of Class A Common Stock at an exercise price per share of $18.50, the initial public offering price per share of the Class A Common Stock.

     For a description of certain employment agreements between the Company and certain persons, see "Executive Compensation and Other Information -- Employment Agreements."


                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board has selected KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year 1998, and has further directed that management submit the selection of the independent auditors for ratification by the stockholders at the Meeting. KPMG Peat Marwick LLP has audited the Company's financial statements since 1990. Representatives of KPMG Peat Marwick LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of KPMG Peat Marwick LLP as the Company's independent auditors is not required by the Company's By-Laws or otherwise. In the event the Company's stockholders fail to ratify the selection, the Board will reconsider whether to retain that firm. Even if the selection is ratified, the Board, in its discretion may direct the appointment of a different auditing firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its stockholders. The affirmative vote of the holders of Common Stock representing a majority of the voting power of the shares of Common Stock present or represented by Proxies at the Meeting will be required to ratify the selection of KPMG Peat Marwick LLP.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL 1998. UNLESS OTHERWISE DIRECTED IN THE ACCOMPANYING PROXY, THE PERSONS NAMED THEREIN WILL VOTE "FOR" SUCH RATIFICATION.


                                  OTHER MATTERS

     Management of the Company has no knowledge of any other matters which may come before the Meeting and does not itself intend to present any such other matters. However, if any such other matters shall properly come before the Meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying Proxies in accordance with their best judgment.


                              STOCKHOLDER PROPOSALS

     Under the rules and regulations of the Commission, proposals of stockholders intended to be presented in the proxy statement for the 1999 Annual Meeting of stockholders of the Company must be received by the Company at its principal executive offices no later than February 25, 1999.


                                             By Order of the Board of Directors




                                                     John R. Monson
                                                     Secretary





Graniteville, Vermont
May 18, 1998

                              CLASS A COMMON STOCK
                            ROCK OF AGES CORPORATION
                    Proxy Solicited by the Board of Directors
                  Annual Meeting of Stockholders-June 26, 1998

     The undersigned hereby appoints each of Kurt M. Swenson and Richard C. Kimball as proxies, each with the full power to appoint a substitute, to represent and to vote, as designated on the reverse side, all shares of Class A Common Stock of Rock of Ages Corporation, a Delaware corporation (the "Company"), the undersigned may be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of stockholders to be held on June 26, 1998 and any adjournment or postponement thereof (the "Meeting"). In their discretion, such proxies are authorized to vote upon such other business as may properly come before the Meeting, the election of an alternative person to serve as a director if for any reason any of Mark A. Gherardi, James L. Fox or Charles M. Waite is unable to or will not serve, and matters incident to the conduct of the Meeting. This proxy revokes all prior proxies given by the undersigned.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of Mark A. Gherardi, James L. Fox and Charles M. Waite as directors and FOR ratification of the selection of KPMG Peat Marwick LLP as the independent auditors of the Company for fiscal 1998. Additionally, this proxy will be voted in the discretion of the proxies named above upon such other business as may properly come before the Meeting, the election of an alternative person to serve as a director if for any reason any of Mark A. Gherardi, James
L. Fox or Charles M. Waite is unable to or will not serve, and matters incident to the conduct of the Meeting. The undersigned acknowledges receipt of the Company's definitive Proxy Statement in connection with the Meeting, the related Notice of Annual Meeting of Stockholders and the Company's 1997 Annual Report.

              (continued -- to be dated and signed on reverse side)


                                               Please date, sign and mail your
                                            proxy card back as soon as possible!


                                               Annual Meeting of Stockholders
                                                  ROCK OF AGES CORPORATION


                                                        June 26, 1998

                                                  -------------------------
                                                  |                       |
                                                  |  CLASS A COMMON STOCK |
                                                  |                       |
                                                  -------------------------

                                    || Please detach and Mail in the Envelope Provided ||

------------------------------------------------------------------------------------------------------------------------------------

A  [X] Please mark your votes
       as indicated in this example.


                       FOR all
                      nominees         WITHHOLD
                   listed at right    AUTHORITY      The Company recommends a vote FOR the election of Mark A.
                     (except as     to vote for all  Gherardi, James L. Fox and Charles M. Waite as directors and
                      marked to        nominees      FOR ratification of the selection of KPMG Peat Marwick LLP as the
                    the contrary)   listed at right  independent auditors of the Company for fiscal 1998.
1. Election of          [ ]              [ ]         Nominees:           2. Ratification of the selection
   Directors duly                                    Mark A. Gherardi       of KPMG Peat Marwick
   nominated                                         James L. Fox           LLP as the independent      FOR     AGAINST     ABSTAIN
                                                     Charles M. Waite       auditors of the Company     [ ]       [ ]         [ ]
                                                                            for fiscal 1998.

(INSTRUCTIONS:  To withhold authority to vote for any                    Please mark, date and sign your name as it appears on the
individual nominee, write that nominee's name in the                     proxy card and return it in the enclosed envelope.
space provided below.)



-----------------------------------------------------

(Signature) ____________________(Signature) ____________________(Title or Authority) ________________________Dated: _________, 1998
Note: Please mark, date and sign your name as it appears on this proxy card and return it in the enclosed envelope. Please sign exactly as your name appears hereon. If shares are held by two or more holders, each holder should sign. If shares are held in more than one capacity, this proxy will be deemed valid for all shares held in all capacities. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, please sign in full corporate name by
      Chairman of the Board, President, Secretary, Treasurer, or other duly authorized officer. If a partnership, please sign in partnership name by authorized person.
------------------------------------------------------------------------------------------------------------------------------------

                              CLASS B COMMON STOCK
                            ROCK OF AGES CORPORATION
                    Proxy Solicited by the Board of Directors
                  Annual Meeting of Stockholders-June 26, 1998

     The undersigned hereby appoints each of Kurt M. Swenson and Richard C. Kimball as proxies, each with the full power to appoint a substitute, to represent and to vote, as designated on the reverse side, all shares of Class B Common Stock of Rock of Ages Corporation, a Delaware corporation (the "Company"), the undersigned may be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of stockholders to be held on June 26, 1998 and any adjournment or postponement thereof (the "Meeting"). In their discretion, such proxies are authorized to vote upon such other business as may properly come before the Meeting, the election of an alternative person to serve as a director if for any reason any of Mark A. Gherardi, James L. Fox or Charles M. Waite is unable to or will not serve, and matters incident to the conduct of the Meeting. This proxy revokes all prior proxies given by the undersigned.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of Mark A. Gherardi, James L. Fox and Charles M. Waite as directors and FOR ratification of the selection of KPMG Peat Marwick LLP as the independent auditors of the Company for fiscal 1998. Additionally, this proxy will be voted in the discretion of the proxies named above upon such other business as may properly come before the Meeting, the election of an alternative person to serve as a director if for any reason any of Mark A. Gherardi, James
L. Fox or Charles M. Waite is unable to or will not serve, and matters incident to the conduct of the Meeting. The undersigned acknowledges receipt of the Company's definitive Proxy Statement in connection with the Meeting, the related Notice of Annual Meeting of Stockholders and the Company's 1997 Annual Report.

              (continued -- to be dated and signed on reverse side)


                                               Please date, sign and mail your
                                            proxy card back as soon as possible!


                                               Annual Meeting of Stockholders
                                                  ROCK OF AGES CORPORATION


                                                        June 26, 1998

                                                  -------------------------
                                                  |                       |
                                                  |  CLASS B COMMON STOCK |
                                                  |                       |
                                                  -------------------------

                                    || Please detach and Mail in the Envelope Provided ||

------------------------------------------------------------------------------------------------------------------------------------

B  [X] Please mark your votes
       as indicated in this example.


                       FOR all
                      nominees         WITHHOLD
                   listed at right    AUTHORITY      The Company recommends a vote FOR the election of Mark A.
                     (except as     to vote for all  Gherardi, James L. Fox and Charles M. Waite as directors and
                      marked to        nominees      FOR ratification of the selection of KPMG Peat Marwick LLP as the
                    the contrary)   listed at right  independent auditors of the Company for fiscal 1998.
1. Election of          [ ]              [ ]         Nominees:           2. Ratification of the selection
   Directors duly                                    Mark A. Gherardi       of KPMG Peat Marwick
   nominated                                         James L. Fox           LLP as the independent      FOR     AGAINST     ABSTAIN
                                                     Charles M. Waite       auditors of the Company     [ ]       [ ]         [ ]
                                                                            for fiscal 1998.

(INSTRUCTIONS:  To withhold authority to vote for any                    Please mark, date and sign your name as it appears on the
individual nominee, write that nominee's name in the                     proxy card and return it in the enclosed envelope.
space provided below.)


-----------------------------------------------------

(Signature) ____________________(Signature) ____________________(Title or Authority) ________________________Dated: _________, 1998
Note: Please mark, date and sign your name as it appears on this proxy card and return it in the enclosed envelope. Please sign exactly as your name appears hereon. If shares are held by two or more holders, each holder should sign. If shares are held in more than one capacity, this proxy will be deemed valid for all shares held in all capacities. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, please sign in full corporate name by
      Chairman of the Board, President, Secretary, Treasurer, or other duly authorized officer. If a partnership, please sign in partnership name by authorized person.
------------------------------------------------------------------------------------------------------------------------------------